EXHIBIT 10.3

Form of Warrant to purchase 1,500,000 shares of iDNA’s Common Stock, issued by iDNA, Inc. to Silar Advisors, L.P. on November 21, 2007

THIS WARRANT AND THE SHARES OF EQUITY SECURITIES THAT MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN OR WILL BE ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN AND WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

iDNA, INC.
COMMON STOCK PURCHASE WARRANT

Date: November 21, 2007

THIS CERTIFIES THAT, for value received, SILAR ADVISORS, L.P., a limited partnership organized under the laws of the State of Delaware (together with its permitted assignees, the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase (subject to Section 1 hereof) 1,500,000 shares (as the same may be adjusted from time to time as provided herein, the “Shares”) of the fully paid and nonassessable Common Stock, par value $0.05 per share (the “Common Stock”), of iDNA, Inc., a Delaware corporation (together with any successor in interest, the “Company”), at an exercise price per Share equal to twenty-seven cents ($0.27) (as the same may be adjusted from time to time as provided herein, the “Exercise Price”). The number of Shares with respect to which this Warrant has not been exercised is hereinafter referred to as the “Remaining Shares”.

1. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable after 5:00 p.m., New York time, on the fifth (5th) anniversary of the date hereof (such time on such fifth (5th) anniversary, the “Expiration Time”). The Company shall give the Holder written notice at least twenty (20) days prior to the consummation of any of following (each, a “Liquidation Event”) (a) the closing of the sale, lease or transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions pursuant to which the Company is not the surviving entity, resulting in the transfer or exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity. For a period of fifteen (15) days following receipt of such notice, but in any event prior to the Expiration Time, the Holder shall have the right (exercisable by notice given to the Company) to have the Company (subject to the Company being legally entitled to do so) purchase some or all of this Warrant at a price determined by application of the Black-Scholes criteria for valuing this Warrant, assuming a volatility of the underlying Shares not to exceed 60. The Company shall (subject to the Company being legally entitled to do so), within ten (10) days of receipt of such notice, purchase all or a portion of the Warrant as so indicated in such notice to the Company. If and to the extent the Holder does not exercise its right to have the Company purchase some or all of this Warrant and if the Liquidation Event is the one described in clause (b) above, then, as a part of such merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation or other entity resulting from such merger or consolidation to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

2. Exercise of Warrant.

(a) General. Subject to Section 1 hereof, this Warrant may be exercised by the Holder, as to the whole or any lesser number of the Shares covered hereby, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise attached hereto as Exhibit A, duly completed and executed by the Holder, and payment to the Company of the aggregate Exercise Price, subject to adjustments as described in Section 7 hereof, for the Shares to be purchased, with such payment to be in the form of (i) a certified check or bank money order made payable to the Company (subject to collection), (ii) wire transfer according to the Company’s instructions or (iii) any combination of (i) and (ii). The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 2. Upon such exercise, the Holder will be deemed a stockholder of record of those Shares for which this Warrant has been exercised, with all rights of a stockholder (including, without limitation, all voting rights with respect to such Shares and all rights to receive any dividends with respect to such Shares). If this Warrant shall have been exercised only in part, the Company shall, promptly (and in any event within ten (10) Business Days (with the term "Business Day" meaning any day, other than a Saturday or Sunday or legal holiday, that banks in New York City are required to be open for business)) following its receipt of this Warrant surrendered for exercise as contemplated herein, deliver to the Holder a new Warrant evidencing the right to purchase the Remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the election of the Company, appropriate notations may be made on this Warrant, which shall then be returned to the Holder. The Company shall pay all expenses, transfer taxes and other direct charges payable in connection with the preparation, issuance and delivery of share certificates issuable upon the exercise of this Warrant and any new Warrant, except that, if share certificates or a new Warrant shall be registered in a name or names other than the name of the registered Holder hereof, funds sufficient to pay all transfer taxes, if any, payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned Notice of Exercise or promptly upon receipt of a written request of the Company for payment.

(b) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, but in no event later than ten (10) Business Days, after the exercise date of this Warrant.

3. Cashless Exercise. In lieu of exercising this Warrant pursuant to Section 2 hereof, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election (which notice shall specify the number of Shares with respect to which this Warrant is being exercised), in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

Y (A - B)
X =	A

Where:

X = The number of Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Shares in respect of which the election is made as set forth in such notice;

A = The fair market value of one share of the Common Stock at the time the election is made;

B = The Exercise Price (as in effect on the date of the Company’s receipt of this Warrant surrendered for exercise and such notice (such date, the “Net Exercise Date”).

For purposes of this Section 3, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange (which, for these purposes, shall be deemed to include the Nasdaq Global Select Market or Nasdaq Global Market), the value shall be deemed to be the average of the closing prices of a share of Common Stock on such exchange over the thirty (30) day period ending three (3) Business Days prior to the Net Exercise Date; (ii) if traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30) day period ending three (3) Business Days prior to the Net Exercise Date; and (iii) if there is no active public market, the fair market value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

4. [Reserved.]

5. Demand Registration.

(a) Request for Registration.

(i) If (A) the Company receives one or more written request(s) from Registrable Securities Holders (as defined below) holding at least thirty percent (30%) of the total number of shares of Common Stock issuable upon the exercise in full of the Original Warrant (as defined below), as such number of shares may have been adjusted as provided in the Original Warrant, (such Registrable Securities Holders, the “Requisite Holders”) that the Company effect a registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) of Registrable Securities (subject to the limitations and conditions set forth herein) and (B) such written request(s) specify the number of Registrable Securities such respective Registrable Securities Holders desire to have registered, then the Company shall promptly give notice of such request(s) to all Registrable Securities Holders at their respective addresses as they appears on the records of Company. Subject to the other terms and conditions hereof, the Company shall, as soon as reasonably practicable following the end of the Election Period (as hereinafter defined) or (if later) the end of the Tolling Period, use commercially reasonable efforts to effect such registration under the Securities Act as would permit and facilitate the sale and distribution of such Registrable Securities as are specified in such request(s) and such additional Registrable Securities of any other Registrable Securities Holder joining in such request (the “Additional Holders”) as are specified in a written request therefor received by the Company within a period (the “Election Period”) of thirty (30) days after such notice from the Company is sent. Such registration shall be made on such form of registration statement as may be selected by the Company with the consent of the Requisite Holders (which consent shall not be unreasonably withheld).

(ii) As used herein,

(A) “Registrable Securities” means any of the following: (a) shares of Common Stock that have been issued upon the exercise of this Warrant or any Other Warrant (where “Other Warrant” means any warrant issued in replacement or substitution for, or upon the transfer or assignment (in whole or in part of), the Warrant originally issued on November 21, 2007 to Silar Advisors L.P. and providing an option to purchase 1,500,000 shares of Common Stock (such originally issued warrant, the “Original Warrant”) and that are held by a Registrable Securities Holder; (b) any other shares of Common Stock that have been issued to such Registrable Securities Holder as a dividend upon, or upon any stock split or similar event with respect to, any shares of Common Stock referred to in the preceding clause (a); and (c) shares of Common Stock that are issuable upon the exercise of this Warrant or any Other Warrant but have not yet been issued; provided, however, that “Registrable Securities” shall not include any shares of Common Stock that are transferable under Rule 144(k) promulgated under the Securities Act of 1933, as amended, (or any successor or substitute statute, rule or regulation) or that have been sold or resold under any registration statement registered under the Securities Act; and

(B) “Registrable Securities Holder” means any of the following: (a) the Holder; (b) the record holder of any Other Warrant; and (c) any other Person (where “Person” means any individual, corporation, partnership (limited or general), limited liability company, trust, joint venture, association or other entity) that has been the record holder of any Other Warrant and that (at the relevant time) is the record holder of shares of Common Stock issued to such Person upon the exercise of such Other Warrant.

(iii) For the purposes hereof,

(A) a Registrable Securities Holder shall be deemed to hold (a) those shares of Common Stock that have been issued to such Registrable Securities Holder upon the exercise of this Warrant or any Other Warrant, (b) those other shares of Common Stock that have been issued to such Registrable Securities Holder as a dividend upon, or upon any stock split or similar event with respect to, any shares of Common Stock referred to in the preceding clause (a) and (c) those shares of Common Stock that are issuable upon the exercise of this Warrant or any Other Warrant in the event such Registrable Securities Holder is the record holder of this Warrant or such Other Warrant; and

(B) those Registrable Securities that at any time are deemed held by any Registrable Securities Holder shall be deemed outstanding at such time.

(iv) Notwithstanding anything to the contrary contained in the foregoing subsection (i), (A) if (1) the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Company, in its good faith judgment after due consideration, has determined that such disclosure would be materially detrimental to the Company and its stockholders and that it is therefore advisable to defer the filing of such registration statement or (2) the Company is planning a current offering of its securities for its own account and the Company, in its good faith judgment after due consideration, has determined that the filing of the requested registration statement on behalf of the Requisite Holders would be materially detrimental to the Company and its stockholders (a “Blackout Condition”) and that it is therefore advisable to defer the filing of such registration statement, and (B) the Company furnishes to the Registrable Securities Holders (at their respective addresses as they appear on the records of Company) a copy of resolutions of the board of directors of the Company, certified by the Company’s president or chief executive officer, resolving that a Blackout Condition exists, then the Company’s obligations hereunder to file a registration statement on behalf of the Requisite Holders shall be deferred and tolled for a period (a “Tolling Period”) not in excess of ninety (90) days (less the number of days during the previous twelve (12) months that the Company’s obligations hereunder to file a registration statement was deferred and tolled pursuant to this Section 5(a)(iv)). If the Company, as contemplated by the foregoing, defers the filing of a registration statement that has been requested by the Requisite Holders, the Company shall not, during the period of deferral, register any shares of Common Stock (or any securities exercisable, convertible or exchangeable therefor) other than any registration statement on Form S-8 (or any equivalent or substitute form).

(v) Limitations on S-1 Demand Registration. The Company shall not be obligated to effect a registration pursuant to Section 5(a)(i):

(1) after the Company shall have already effected three (3) registrations on Form S-1 pursuant to Section 5(a)(i); provided, that, except as provided in Section 5(a)(vii), a registration shall not count as a requested registration pursuant to Section 5(a)(i) for purposes of this Section 5(a)(v) (A) unless a registration statement with respect to Registrable Securities has been declared effective and remains effective (i) for a period of one hundred and eighty (180) days (exclusive of any period during which the sale of Registrable Securities covered thereby has been suspended pursuant to any stop order, injunction or other order or requirement of the Securities Exchange Commission or other governmental agency or court) or, if earlier, until withdrawn at the request of the Requisite Holders as contemplated under Section 5(a)(vii) or (ii) if earlier, until such time (if any) as the Holder is free to resell pursuant to Rule 144(k) all of its Registrable Shares covered thereby;

(2) if the aggregate purchase price of the Registrable Securities to be included in the requested registration (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is less than One Million Dollars ($1,000,000) (with it being agreed and understood that any Registrable Shares that are withdrawn from registration, as contemplated by Section 5(c) or otherwise, shall not be deemed included in such registration);

(3) if the aggregate number of the Registrable Securities to be included in the registration proposed to be filed is less than one-third (1/3) of the total number of shares of Common Stock issuable upon the exercise in full of the Original Warrant, as such number of shares may have been adjusted as provided in the Original Warrant (with it being agreed and understood that any Registrable Shares that are withdrawn from registration, as contemplated by Section 5(c) or otherwise, shall not be deemed included in such registration).

(vi) Form S-3 Rights. The registration rights under Section 5(a)(i) may be exercised on an unlimited number of occasions on shelf registration statements (to the extent that shelf registration statements can be filed by the Company) if (a) the aggregate purchase price of the Registrable Securities to be included in the requested shelf registration (determined by reference to the offering price on the cover of the shelf registration statement proposed to be filed) is equal to or greater than One Million Dollars ($1,000,000) (with it being agreed and understood that any Registrable Shares that are withdrawn from registration, as contemplated by Section 5(c) or otherwise, shall not be deemed included in such registration) and (b) the aggregate number of the Registrable Securities to be included in the registration proposed to be filed is equal to or greater than one-third (1/3) of the total number of shares of Common Stock issuable upon the exercise in full of the Original Warrant, as such number of shares may have been adjusted as provided in the Original Warrant (with it being agreed and understood that any Registrable Shares that are withdrawn from registration, as contemplated by Section 5(c) or otherwise, shall not be deemed included in such registration). Any shelf registration statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale through brokers or agents or a sale over the internet), by the Registrable Securities Holders whose Registrable Securities are covered thereby. The Company and such Registrable Securities Holders shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the shelf registration statement in accordance with the intended methods of disposition by the Registrable Securities Holders holding such Registrable Securities.

(vii) Withdrawn Registration Statement. At any time after a registration statement covering Registrable Securities becomes effective, the Requisite Holders may request that the Company withdraw such registration statement. Notwithstanding the withdrawal of such registration statement, the requested registration contemplated to be covered thereby shall constitute a request under Section 5(a)(i) for purposes of Section 5(a)(v)(1). At any time before a registration statement covering Registrable Securities becomes effective, the Requisite Holders may request that the Company withdraw the registration statement. Notwithstanding the withdrawal of such registration statement, the requested registration contemplated to be covered thereby shall constitute a request under Section 5(a)(i) for purposes of Section 5(a)(v)(1) unless such request of withdrawal was caused by, or made in response to, the occurrence, after the request for such registration statement was made by the Requisite Holders, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company.

(viii) Priority in Demand Registrations. If a registration pursuant to Section 5(a) involves an underwritten offering of Registrable Securities and the managing underwriter of such offering communicates to the Company in writing that, in such managing underwriter’s reasonable good faith opinion, the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without having a significant adverse effect on the price, timing or distribution of the securities offered or the market for securities offered, then the Company shall give notice to each Registrable Securities Holder who owns Registrable Securities that it has requested be included in such offering of such communication from such managing underwriter (with a copy of such communication to be included with such notice). Notwithstanding anything contained herein to the contrary, if a registration statement contemplated by this Section 5 covers or relates to any offering that is being underwritten and the lead or managing underwriter of such offering advises the Company that, in the opinion of such lead or managing underwriter, because of the size of such offering that would be required in order to accommodate the requests of any Registrable Securities Holders and other holders of shares of Common Stock or of other securities issued by the Company who have requested the inclusion of their Registrable Securities, other shares of Common Stock and/or other securities issued by the Company in such offering, the success of such offering would be materially and adversely affected by inclusion of all of such the Registrable Securities, other shares of Common Stock and/or other securities issued by the Company requested to be included in such offering, then the Company shall be required to include in such registration statement and such offering only the number of Registrable Securities, other shares of Common Stock and other securities issued by the Company recommended by such lead or managing underwriter, which Registrable Securities, other shares of Common Stock and other securities issued by the Company shall be allocated to and among the Registrable Securities Holders and such other holders pro rata in proportion to the number of Registrable Securities, other shares of Common Stock and other securities issued by the Company that have been timely and properly requested to be included therein. If the Registrable Securities Holders requesting registration under Section 5(a)(i) are, as a result of the managing underwriter’s cutback pursuant to this Section 5(a)(viii). unable to sell (y) at least ninety percent (90%) of the Registrable Securities requested by such Registrable Securities Holders to be included in any registration pursuant to Section 5(a)(i) or (z) if less, at least Registrable Securities equal to at least one-third (1/3) of the total number of shares of Common Stock issuable upon the exercise in full of the Original Warrant, as such number of shares may have been adjusted as provided in the Original Warrant, then such registration shall not count as a requested registration for purposes of Section 5(a)(v)(1) and the Company shall not be obligated to proceed with such registration or to include any Registrable Securities therein.

(ix) Expenses of Registration. Except as otherwise provided herein, the Registrable Securities Holders shall pay all fees and expenses related to each registration requested under Section 5(a), including, but not limited to, all of the Company’s costs for attorneys’ fees and filing or registration fees, blue sky fees and expenses and other disbursements, underwriting fees and disbursements (including fees and expenses of counsel to the underwriters, fees and expenses of independent public accountants of the Company, and the expense of any special audits incident to or required by any such registration) and printing costs or otherwise incurred in connection with the Company’s compliance with its obligations under Section 5(a) (all of the foregoing, collectively, “Registration Expenses”). All Registration Expenses in connection with any registration requested under Section 5(a) shall be allocated among all Registrable Securities Holders on whose behalf Registrable Securities have been requested to be included in such registration, on the basis of the respective amounts of the Registrable Securities that have been requested to be registered on each of such respective Registrable Securities Holders’ behalf; provided, however, that such Registrable Securities Holders shall be jointly and severally liable to the Company for the payment of all such Registration Expenses. For purposes of clarification, the obligation of the Registrable Securities Holders to cover and pay all Registration Expenses applies and extends to each and every registration that has been requested under Section 5(a), regardless of (among other things) whether the same has been withdrawn, as contemplated by Section 5(a)(vii).

(b) Requested Underwritten Registration. If the Requisite Holders requesting registration pursuant to Section 5(a) elect to have the distribution of the Registrable Securities covered by such request to be by means of an underwritten offering, then the Requisite Holders shall so advise the Company as a part of the request made pursuant to Section 5(a) and shall select the managing underwriter, as well as counsel for the Registrable Securities Holders whose Registrable Securities are to be included in such registration; provided that such managing underwriter shall be reasonably acceptable to the Company. The Registrable Securities Holders whose Registrable Securities are being registered and the Company shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwritten offering (it being understood that (i) all expenses customarily paid for by the issuer of securities pursuant to such an underwriting agreement, including all Registration Expenses, shall be paid for by the Registrable Securities Holders whose Registrable Securities are to be included in such registration, (ii) all indemnification obligations that are customarily those of the issuer of securities under such underwriting agreement shall be the obligations of the Company, (iii) no Registrable Securities Holder shall be required to make any representations, warranties or agreements with the Company or the managing underwriter other than customary representations, warranties or agreements regarding such Registrable Securities Holder, such Registrable Securities Holder’s title to the Registrable Securities included in such registration, such Holder’s intended method of distribution for the such Registrable Securities and such other representations as are required to be made by the Registrable Securities Holder under applicable law, and (iv) the aggregate amount of the indemnification or contribution liability of such Registrable Securities Holder shall not exceed such Registrable Securities Holder’s net proceeds from such underwritten offering).

(c) Withdrawal. Any Registrable Securities Holder that is a Requisite Holder or an Additional Holder (collectively, the “Demand Holders”) with respect to any registration contemplated by Section 5(a) may elect to withdraw therefrom by, prior to the effective date of such registration, giving written notice to such effect to the Company and (if applicable) the managing underwriter(s) for the offering to be covered thereby (any Demand Holders who have given such written notice prior to the effective date of such registration are hereinafter referred to as the “Withdrawing Demand Holders”); and (subject to Section 5(a)(viii)) each of the remaining Demand Holders shall be entitled to increase the number of its Registrable Securities being registered to the extent of the Registrable Securities withdrawn by the Withdrawing Demand Holders in the proportion that the percentage of Registrable Securities being registered by each such remaining Demand Holder bears to the aggregate percentage of Registrable Securities being registered by all such remaining Demand Holders. The method of disposition pursuant to a registration under this Section 5 shall be limited to an underwritten offering if the Requisite Holders so request. The price, underwriting discounts and commissions and other financial terms for the Registrable Securities in an underwritten offering under Section 5(a) shall be determined by agreement between the Requisite Holders and the managing underwriter(s).

(d) Cooperation with Underwriters. In the event any registration statement contemplated hereby relates to any underwritten public offering of any securities by the Company, then the right of the Holder to participate in such offering or to have any of its Registrable Securities included in such registration statement shall be conditioned upon the Holder cooperating with the managing underwriter(s) for such offering, which cooperation may include, without limitation, the execution and delivery of such underwriting agreement and such lockup and standstill agreement as such managing underwriter(s) may request.

(e) Obligation to Exercise Option. Notwithstanding anything contained herein to the contrary, it shall be a condition to the exercise by the Holder of any right hereunder to have any of its Registrable Shares registered hereunder that, prior to the effective date of any registration statement covering such Registrable Shares (or, at the sole discretion of the Company, within such number of days thereafter as the Company has approved in writing delivered by the Company to the Holder), the Holder shall have exercised this Warrant for such Registrable Shares as are being so registered.

6. Piggyback Registration.

(a) Right to Include Shares. If at any time or from time to time after the date hereof the Company proposes to file a registration statement under the Securities Act (such registration statement, a “Registration Statement”) to register any of its securities for its own account or for the account of any other Person (other than a registration on Form S-4 or S-8 or any successor form to such forms) (such securities, the “Other Securities”), then the following clauses of this Section 6 shall apply.

(b) At least thirty (30) days before the filing of the Registration Statement, the Company shall give to the Holder written notice (“Notice”) at the Holder’s address, as it appears on the records of Company, of the Company’s intention to register the Other Securities. In the event the Holder desires that any of the Shares be included in such Registration Statement, the Holder shall give the Company written notice to such effect (each such notice, an “Inclusion Notice”), specifying the number of Shares it desires to have so included, so that such notice is received by the Company within twenty (20) days of the date of such Inclusion Notice. The Company shall, subject to clauses (e) and (f) of this Section 6 and the other terms and conditions set forth herein, include in such Registration Statement the Shares with respect to which the Company has received a timely Inclusion Notice. In the event any Registration Statement covering any Shares is declared effective, the Company shall use its best efforts to cause such Registration Statement to remain effective until the earlier of (i) the date as of which all of the Shares covered thereby have been resold by the Holder or (ii) such time (if any) as the Holder is free to resell all of the Shares covered thereunder pursuant to Rule 144(k).

(c) The Holder shall fully and promptly cooperate with the Company in connection with its performance of its obligations under this Section 6 and Section 5 above and, in connection therewith, shall promptly take all such actions (including, without limitation, the providing of written information to the Company regarding the Holder, the Shares held by the Holder and the Holder’s intended method of disposition or distribution of such Shares) as the Company may from time request.

(d) Nothing contained herein shall prevent the Company from abandoning any Registration Statement before it is declared effective, it being agreed and understood by the Holder that the rights granted to it under this Section 6 are solely with respect to piggyback registration rights with respect to such registrations as the Company chooses to pursue and have been declared effective.

(e) In the event any Registration Statement contemplated by this Section 6 relates to any underwritten public offering of any Other Securities by the Company, then the right of the Holder to participate in such offering or to have any of its Shares included in such Registration Statement shall be conditioned upon the Holder cooperating with the managing underwriter(s) for such offering, which cooperation may include, without limitation, the execution and delivery of such underwriting agreement and such lockup and standstill agreement as such managing underwriter(s) may request.

(f) Notwithstanding the foregoing, if the Registration Statement covers or relates to any offering that is being underwritten and the lead or managing underwriter of such offering advises the Company that, in the opinion of such lead or managing underwriter, because of the size of such offering that would be required in order to accommodate the requests of the Holder and other holders of shares of Common Stock or of other securities issued by the Company who have requested the inclusion of their shares of Common Stock and/or other securities issued by the Company in such offering, the success of such offering would be materially and adversely affected by inclusion of all of the Shares, other shares of Common Stock and/or other securities issued by the Company requested to be included in such offering, then the Company shall be required to include in the Registration Statement and such offering only the number of Shares, other shares of Common Stock and other securities issued by the Company recommended by such lead or managing underwriter, which Shares, other shares of Common Stock and other securities issued by the Company shall be allocated to and among the Holder and such other holders pro rata in proportion to the number of Shares, other shares of Common Stock and other securities issued by the Company that have been timely and properly requested to be included therein.

(g) The Holder shall be permitted to withdraw all or part of its Shares from a piggyback registration at any time prior to the effective date of such registration.

(h) Number of Piggyback Registration Requests. The number of requests permitted by the Holder pursuant to Section 6(a) hereof shall be unlimited.

(i) Expenses of Registration. The Company shall pay all registration expenses in connection with each registration (or proposed registration) of Shares requested pursuant to this Section 6. Any underwriting discounts and selling commissions, together with any transfer taxes relating to the sales of Shares of the Holder shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the Shares then being registered on each such Person’s behalf.

7. Anti-Dilution.

(a) Anti-Dilution Price Adjustments of Warrant for Certain Dilutive Issuances. The Exercise Price shall be subject to adjustment from time to time as follows:

(i)  If the Company shall issue, after the date of this Warrant (the “Effective Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, then the Exercise Price shall be adjusted so that the Exercise Price in effect immediately after such issuance of Additional Stock and thereafter shall be (subject to further adjustment as provided herein) equal to the product of (A) the Exercise Price in effect immediately before such issuance of Additional Stock times (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately before such issuance of Additional Stock plus (2) (a) the aggregate consideration received or deemed received by the Company for such issuance of Additional Stock (determined in accordance with Sections 7(a)(iii), (iv) and (v)) divided by (b) the Exercise Price in effect immediately before such issuance of Additional Stock, and the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately before such issuance of Additional Stock plus (2) the number of shares of Common Stock comprising such Additional Stock.

(ii)  No adjustment of the Exercise Price shall be made in an amount less than one cent ($.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. No adjustment of the Exercise Price pursuant to this Section 7(a)(ii) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

(iii)  In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(iv)  In the case of the issuance of Additional Stock or any Equity Securities (as defined below) for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

(v)  In the case of the issuance of Additional Stock pursuant to or upon (a) the exercise of options or warrants to purchase or other rights to subscribe or purchase shares of Common Stock (such options or warrants or other rights, collectively, “Common Stock Options”), (b) the conversion or exchange of securities that by their terms are convertible into or exchangeable for shares of Common Stock (such securities, “Convertible Securities”) or (c) the exercise of options or warrants to purchase or other rights to subscribe or purchase for any Convertible Securities and the subsequent conversion or exchange of such Convertible Securities (such options or warrants or other rights, collectively, “Convertible Securities Options,” and collectively with Common Stock Options and Convertible Securities, “Equity Securities”), the following provisions shall apply for purposes of determining the consideration received by the Company therefor:

(1) The aggregate consideration received by the Company for any shares of Common Stock issued pursuant to or upon the exercise of any Common Stock Option shall be deemed to be equal to the consideration (determined in the manner provided in Sections 7(a)(iii) and 7(a)(iv)), if any, received by the Company pursuant to or upon the exercise of such Common Stock Option plus a pro rata portion (determined based upon the number of shares of Common Stock then being issued pursuant to or upon such exercise compared to the aggregate number of shares of Common Stock issuable pursuant to or upon the exercise in full of such Common Stock Option at the time it was originally issued) of the consideration (determined in the manner provided in Sections 7(a)(iii) and 7(a)(iv)), if any, received by the Company upon the original issuance of such Common Stock Option.

(2) The aggregate consideration received by the Company for any shares of Common Stock issued pursuant to or upon the conversion or exchange of any Convertible Security (exclusive of any Convertible Security that has been issued pursuant to or upon the exercise of any Convertible Securities Option) shall be deemed to be equal to the consideration (determined in the manner provided in Sections 7(a)(iii) and 7(a)(iv)), if any, received by the Company pursuant to or upon the conversion or exchange of such Convertible Security plus a pro rata portion (determined based upon the number of shares of Common Stock then being issued pursuant to or upon such conversion or exchange compared to the aggregate number of shares of Common Stock issuable pursuant to or upon the conversion or exchange in full of such Convertible Security at the time it was originally issued) of the consideration (determined in the manner provided in Sections 7(a)(iii) and 7(a)(iv)), if any, received by the Company upon the original issuance of such Convertible Security.

(3) The aggregate consideration received by the Company for any shares of Common Stock issued pursuant to or upon the conversion or exchange of any Convertible Security that has been issued pursuant to or upon the exercise of any Convertible Securities Option shall be deemed to be equal to (a) the consideration (determined in the manner provided in Sections 7(a)(iii) and 7(a)(iv)), if any, received by the Company pursuant to or upon the conversion or exchange of such Convertible Security plus (b) a pro rata portion (determined based upon the number of shares of Common Stock then being issued pursuant to or upon such conversion or exchange compared to the aggregate number of shares of Common Stock issuable pursuant to or upon the conversion or exchange in full of such Convertible Security at the time it was originally issued) of the consideration (determined in the manner provided in Sections 7(a)(iii) and 7(a)(iv)), if any, received by the Company pursuant to or upon the original issuance of such Convertible Security plus (c) a pro rata portion (determined based upon the size of such Convertible Security (whether determined based upon principal amount, shares, units or otherwise) compared to the aggregate size of all Convertible Securities (whether determined based upon principal amount, shares, units or otherwise) issuable pursuant to or upon the exercise in full of such Convertible Securities Option at the time it was originally issued) of the consideration (determined in the manner provided in Sections 7(a)(iii) and 7(a)(iv)), if any, received by the Company upon the original issuance of such Convertible Securities Option.

(b) “Additional Stock” shall mean any shares of Common Stock issued by the Company after the Effective Date other than:

(i)  shares of Common Stock issued (or issued pursuant to or upon the exercise, conversion and/or exchange of Common Stock Equivalents (as hereinafter defined) issued) pursuant to a transaction described in Section 7(c) hereof;

(ii)  shares of Common Stock issued (or issued pursuant to or upon the exercise of Common Stock Options issued) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans (including stock option plans) or agreements approved by the Company’s Board of Directors;

(iii)  shares of Common Stock issued (or issued pursuant to or upon the exercise of Common Stock Options, pursuant to or upon the conversion or exchange of Convertible Securities or pursuant to or upon the exercise of Convertible Securities Options (and the subsequent conversion or exchange of Convertible Securities issued pursuant to or upon such exercise) issued) pursuant to an underwritten public offering;

(iv)  shares of Common Stock issued pursuant to or upon (a) the exercise of any Common Stock Options that are outstanding on the Effective Date (which shall be deemed to include this Warrant), (b) the conversion or exchange of any Convertible Securities that are outstanding on the Effective Date or (c) the exercise of Convertible Securities Options (and the subsequent conversion or exchange of Convertible Securities issued pursuant to or upon such exercise) that are outstanding on the Effective Date;

(v)  shares of Common Stock issued (or issued pursuant to or upon the exercise of Common Stock Options, pursuant to or upon the conversion or exchange of Convertible Securities or pursuant to or upon the exercise of Convertible Securities Options (and the subsequent conversion or exchange of Convertible Securities issued pursuant to or upon such exercise) issued) in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

(vi)  shares of Common Stock issued pursuant to Section 7(a)(v) as a result of a decrease in the Exercise Price resulting from the operation of Section 7(a); or

(vii)  shares of Common Stock issued (or issued pursuant to or upon the exercise of Common Stock Options, pursuant to or upon the conversion or exchange of Convertible Securities or pursuant to or upon the exercise of Convertible Securities Options (and the subsequent conversion or exchange of Convertible Securities issued pursuant to or upon such exercise) issued) to any Person with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes.

(c) Anti-Dilution Price Adjustments of Warrant for Splits. In the event the Company should, at any time or from time to time after the Effective Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) (the issuance of any shares of Common Stock on account of such split or subdivision or of any shares of Common Stock or Common Stock Equivalents on account of such dividend or other distribution is hereinafter referred to as a “Split Event”), then, as of such record date (or the date of such split, subdivision, dividend or distribution, if no record date is fixed), (A) the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately before such Split Event by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately before such Split Event and the denominator of which is the number of shares of Common Stock issued and outstanding immediately after such Split Event (assuming that all Common Stock Equivalents issued as part of such Split Event were fully converted or exercised into or for shares of Common Stock) and (B) the Remaining Shares shall be adjusted by multiplying the Remaining Shares determined immediately before such Split Event by a fraction that is the reciprocal of the fraction referred to in the foregoing clause (A).

(d) Anti-Dilution Price Adjustments of Warrant for Combinations. In the event the Company should, at any time or from time to time after the Effective Date, fix a record date for the effectuation of a reverse stock split or combination pursuant to which the number of the outstanding shares of Common Stock is decreased, then, as of such record date (or the date of such reverse stock split or combination, if no record date is fixed) (any such reverse stock split or combination is hereinafter referred to as a “Combination Event”), (A) the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately before the Effective Date of such Combination Event by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately before such Combination Event and the denominator of which is the number of shares of Common Stock issued and outstanding immediately after such Combination Event and (B) the Remaining Shares shall be adjusted by multiplying the Remaining Shares determined immediately before such Split Event by a fraction that is the reciprocal of the fraction referred to in the foregoing clause (A).

(e) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the exercise of this Warrant, and the aggregate number of Shares to be issued to the Holder shall be rounded down to the nearest whole share of Common Stock, and the Company shall pay in cash the fair market value of any fractional share of Common Stock as of the time when entitlement to receive such fractional share of Common Stock is determined. Whether or not fractional shares of Common Stock would be issuable upon such exercise shall be determined on the basis of the total number of Shares issuable upon exercise of this Warrant or a portion hereof.

(ii) Promptly following the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 7, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Exercise Price at the time in effect, and (C) the number of Shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

(f) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to the Holder at the Holder’s address as it appears on the records of Company, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(g) Waiver of Adjustment to Exercise Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Exercise Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the Holder. Any such waiver shall bind any future Holder.

(h) No Replacement Warrant Required. Irrespective of any adjustments in the number and/or kind of shares purchasable upon exercise of this Warrant, this Warrant certificate may continue to express the number and kind of Shares as when this Warrant was originally issued.

(i) Limitation of Adjustment. Notwithstanding anything contained herein to the contrary, in no event shall the Exercise Price be adjusted, for any reason whatsoever, to an amount less that the par value of a share of Common Stock.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or other formation; the consummation of the transactions contemplated hereby will not result in a violation of its charter or other organizational documents; the Company has full power and authority to execute and deliver this Warrant and all other related agreements or certificates and to carry out the provisions hereof and thereof and to issue the Shares upon the exercise hereof; the execution, delivery and performance of this Warrant by the Company have been duly authorized by all necessary corporate or other action on its part; this Warrant has been duly executed and delivered on behalf of the Company; the execution, delivery and performance of this Warrant by the Company will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Company is a party or by which it is otherwise bound; the Company has all legal capacity to enter into this Warrant and to carry out its obligations hereunder; and this Warrant constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Broker. No broker has acted on behalf of the Company in connection with this Warrant, and there are no brokerage commissions, finders’ fees or commissions payable by the Holder in connection herewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

(c) Compliance with Other Instruments. The authorization, execution and delivery of the Warrant will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

9. Covenants of the Company.

(a) Status of Common Stock. The Company covenants and agrees that all Shares that are issued upon the exercise of this Warrant will be, upon issuance and payment therefor in accordance herewith, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have duly authorized and duly reserved a number of shares of Common Stock sufficient for issuance upon the exercise of the rights evidenced by this Warrant.

(b) No Impairment. Except and to the extent waived or consented to by the Holder or as otherwise permitted under the terms hereof, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

10. Transfer, Exchange, or Loss of Warrant.

(a) No Assignment. This Warrant may not be assigned or transferred except as provided in this Section 10 and in accordance with and subject to the provisions of the Securities Act. Any purported transfer or assignment made other than in accordance with this Section 10 shall be null and void and of no force or effect.

(b) Notification to Company. Concurrent with any transfer of this Warrant, the Holder shall notify the Company of such transfer, indicating the circumstances of the transfer and, upon request, furnish the Company with an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws.

(c) Legend. Unless a registration statement under the Securities Act is effective with respect to the Shares or any other security issued upon exercise of this Warrant, the certificate representing such Shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

(d) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of loss, theft, destruction or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void.

11.   Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that:

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or other formation; the consummation of the transactions contemplated hereby will not result in a violation of its charter or other organizational documents; the Holder has full power and authority to execute and deliver this Warrant and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold this Warrant and (upon the exercise hereof) the Shares; the execution, delivery and performance of this Warrant by the Holder have been duly authorized by all necessary corporate or other action on its part; this Warrant has been duly executed and delivered on behalf of the Holder; the execution, delivery and performance of this Warrant by the Holder will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Holder is a party or by which it is otherwise bound; the Holder has all legal capacity to enter into this Warrant and to carry out its obligations hereunder; and this Warrant constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No broker has acted on behalf of the Holder in connection with this Warrant, and there are no brokerage commissions, finders’ fees or commissions payable by the Company in connection herewith based on any agreement, arrangement or understanding with the Holder or any action taken by the Holder.

(c) The Holder was not formed for the specific purpose of acquiring this Warrant or any of the Shares. The Holder is acquiring this Warrant for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon the exercise hereof with respect to any Shares, the Holder will be acquiring such Shares for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(d) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and is aware that it may have to bear the economic risk of such investment for an indefinite period of time or to suffer a complete loss of its investment. Upon the exercise hereof with respect to any Shares, the Holder will have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and will be aware that it may have to bear the economic risk of such investment for an indefinite period of time or to suffer a complete loss of its investment.

(e) The Holder understands, acknowledges and agrees (i) that no public market now exists for this Warrant and that it is unlikely that a public market will ever exist for this Warrant; (ii) that this Warrant has not been, and upon issuance the Shares will not be, registered under (and that the Company has no obligation or present intention to register this Warrant under and has no obligation (other than as contained in this Warrant) or present intention to register the Shares under) the Securities Act or applicable state securities law and that the offering and sale of this Warrant is being (and any future offer or sale of the Shares will be) made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereby and analogous provisions of certain state securities laws and (iii) that this Warrant and the Shares may not be sold or otherwise transferred by the Holder unless this Warrant or the Shares (as the case may be) have been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom.

(f) The Holder has received and reviewed this Warrant and all exhibits hereto. The Holder, its attorneys and its accountants have had access to, and an opportunity to review, all documents and other materials requested of the Company and have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information that it or they believe necessary or appropriate to verify the accuracy thereof and to evaluate the suitability of an investment in the Company. Upon the exercise of this Warrant, the foregoing representation shall be true and correct as if made again on and as of the date of such exercise.

(g) The Holder is, and upon any exercise of this Warrant the Holder will be, an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(h) The Holder acknowledges that the Company is (and upon the exercise of this Warrant with respect to any Shares, the Company will be) relying upon the Holder’s representations and warranties set forth herein and would not issue this Warrant or any of the Shares to the Holder in the absence of such representations and warranties.

12. No Rights as Stockholder. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise hereof.

13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next Business Day.

14. Miscellaneous.

(a) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of any successors or assigns of the Company and the Holder.

(b) Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, (i) this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any Person upon written notice to the Company and (ii) within a reasonable time after the Company’s receipt of an executed assignment form, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holder(s) one (1) or more appropriate new warrants.

(c) Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between the parties, whether oral or written, with respect such subject matter.

(d) No Third Party Beneficiaries. This Warrant is not intended to confer any rights or benefits on any Person other than the parties hereto and their respective successors and permitted assigns.

(e) Waiver of Jury Trial; Governing Law. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS WARRANT OR ANY DISPUTE HEREUNDER OR RELATING HERETO. This Warrant shall be governed by, interpreted under and construed in accordance with the internal substantive laws of the State of New York applicable to contracts executed and to be performed wholly within that State without giving effect to the choice or conflict of laws principles or provisions thereof that would call of the application of the laws of any other jurisdiction. Each of the parties hereto agrees that any dispute under or with respect to this Warrant shall be determined before the state or federal courts situated in the City, County and State of New York, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts. Each party hereby agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court.

(f) Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Holder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant or defending against any effort to enforce this Warrant.

(g) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

(h) Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth below or as otherwise provided herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

If to the Holder: at the address specified on the signature page hereto.

with a copy to:	Thacher Proffitt & Wood LLP
Two World Financial Center
New York, NY 10280
Attn: Jeffrey J. Murphy
Telephone: (212) 912-7469

If to the Company:	iDNA, Inc.
415 Madison Avenue, 7th Floor
New York, New York 10017
Attn: Chief Financial Officer
Telephone: (212) 644-1400

with a copy to:	Reed Smith LLP
599 Lexington Avenue, 29th Floor
New York, New York 10022
Attn: Herbert F. Kozlov, Esq.
Telephone: (212) 521-5400

(i) Interpretation. The words “hereby”, “herein”, “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision unless the context specifically provides otherwise.

[SIGNATURE PAGE FOLLOWS]COMMON STOCK PURCHASE WARRANT
SIGNATURE PAGE

IN WITNESS WHEREOF, the Company and the Holder have caused this Common Stock Purchase Warrant to be executed as of the date first above written.

iDNA, INC.

By:
Name: Robert V. Cuddihy, Jr.
Title: Treasurer

ACKNOWLEDGED, AGREED
AND ACCEPTED as of the day
and year first above written:

SILAR ADVISORS, L.P.
By: Leeds Holdings, LLC,
Its General Partner

By:
Name: Robert L. Leeds
Title: Chief Executive Officer

Address:	333 Seventh Avenue, 3rd Floor
New York, New York 10001
Attention: Robert L. Leeds

Telephone: (212) 461-6802
Facsimile:  (212) 601-4919

EIN: 205550626

EXHIBIT A

NOTICE OF EXERCISE
COMMON STOCK PURCHASE WARRANT

To: iDNA, Inc.:

1. Exercise Notice. The undersigned hereby elects to purchase _______ shares of Common Stock (“Stock”) of iDNA, Inc. (the “Company”) pursuant to the terms of the attached Warrant and tenders herewith payment of the aggregate exercise price therefor pursuant to the terms of such Warrant.

2. Name of Registered Certificate Holder. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:

Name:
Address:

IN WITNESS WHEREOF, the Warrant Holder has executed this Notice of Exercise effective this ___ day of ________, ______.

WARRANT HOLDER

By:
Name:
Title: